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                                                                   EXHIBIT 10.32


                              NOVOSTE CORPORATION
                             TERMINATION AGREEMENT

     This Agreement is made as of the ____ day of ______________, 2001 between Novoste Corporation, a Florida corporation, with its principal offices at 3890 Steve Reynolds Boulevard, Norcross, Georgia 30093 (the "Company") and ____________________________________ (the "Executive"), residing at ____________
_____________________________________________.

     WHEREAS, this Agreement is intended to specify the financial arrangements that the Company will provide to the Executive upon the Executive's separation from employment with the Company under any of the circumstances described in this Agreement;

     WHEREAS, this Agreement is entered into by the Company in the belief that it is in the best interests of the Company and its shareholders to provide stable conditions of employment for the Executive notwithstanding the possibility, threat or occurrence of certain types of change in control, of the Company thereby enhancing the Company's ability to attract and retain highly qualified people; and

     NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Executive notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

     1.  Term of Agreement.  The term of this Agreement shall commence on the
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date first written above and shall continue through December 31, 2001; provided that commencing on January 1, 2002 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than 12 months prior to such January 1, the Company shall have given notice that it does not wish to extend this Agreement (which notice may not, in any event, be given sooner than January 1, 2002); and provided, further, that notwithstanding any such notice by the Company not to extend, this Agreement shall continue in effect for a period of 24 months beyond the term provided in this Section if a Change in Control (as defined in Section 3(a) below) shall have occurred during such term.

     2.  Termination of Employment.
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           (a)  Prior to a Change in Control.  Prior to a Change in Control, the
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     Company may terminate the Executive from employment with the Company at will, with or without Cause (as defined in Section 3(c) below), at any time. Severance payments and benefits, if any, to which the Executive may be entitled upon such a termination of employment shall be governed by the terms of the general severance policy of the Company or, if the termination is without Cause, occurs within 180 days of a Change in Control, and is in contemplation of such Change in Control, then the Executive shall be entitled to the benefits set forth in Section 4 hereof as if this termination had occurred under Section 2(b)(iii) hereof.

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     (b)  After a Change in Control.
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           (i)  From and after the date of a Change in Control during the term of this Agreement, the Company shall not terminate the Executive from employment with the Company except as provided in Sections 2(b)(ii) or
     (iii) below or as a result of the Executive's Disability (as defined in Section 3(d) below) or his death.

           (ii) From and after the date of a Change in Control, during the term of this Agreement, the Company shall have the right to terminate the Executive from employment with the Company at any time during the term of this Agreement for Cause, by written notice to the Executive, specifying the particulars of the conduct of the Executive forming the basis for such termination.

           (iii) From and after the date of a Change in Control during the term of this Agreement: (A) the Company shall have the right to terminate the Executive's employment without Cause at any time; and (B) the Executive shall, upon the occurrence of such a termination by the Company without Cause, or upon the voluntary termination of the Executive's employment by the Executive for Good Reason be entitled to receive the benefits provided in Section 4 below. The Executive shall evidence a voluntary termination for Good Reason by written notice to the Company given within 60 days after the date of the occurrence of any event that the Executive knows or should reasonably have known constitutes Good Reason for voluntary termination. Such notice need only identify the Executive and set forth in reasonable detail the facts and circumstances claimed by the Executive to constitute Good Reason. Any notice given by the Executive pursuant to this Section 2 shall be effective five business days after the date it is given by the Executive.

3.  Definitions.
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       (a)  A "Change in Control" shall mean:

           (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or successor provision thereto, whether or not the Company is then subject to such reporting requirements;

           (ii) the sale or other disposition to a person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, entity or group (as such term is defined in Rule 13d-5 under the Exchange Act) of 50% or more of the Company's assets;

           (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group (as defined in Rule 13(d)-5 of the Exchange
     Act) is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

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           (iv) the Continuing Directors (as defined in Section 3(e) below)
     cease to constitute a majority of the Company's Board of Directors; or

           (v) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

     (b) "Good Reason" shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of the Executive's employment by the Company for Cause (as defined in Section 3(c) hereof), for Disability (as defined in Section 3(d) hereof) or for death:

           (i) the assignment to the Executive of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by the Executive immediately prior to a Change in Control;

           (ii) a relocation of the Company's principal executive offices or the Executive's office to a location that is a distance of more than 50 miles from its location immediately prior to a Change in Control;

           (iii) a reduction by the Company in the Executive's annual salary as in effect immediately prior to a Change in Control;

           (iv) an amendment or modification of the Company's incentive compensation program (except as may be required by applicable law) which affects the terms or administration of the program in a manner adverse to the interest of the Executive as compared to the terms and administration of such program immediately prior to a Change in Control;

           (v) except to the extent otherwise required by applicable law, the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which the Executive is participating immediately prior to a Change in Control (or plans providing the Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any of such plans or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately prior to such Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled immediately prior to such Change in Control in accordance with the Company's vacation policy as then in effect; or

           (vi) the failure by the Company to obtain, as specified in Section 5(a) below, an assumption of the obligations of the Company to perform this Agreement by any successor to the Company.

     (c) "Cause" shall mean termination by the Company of the Executive's employment based upon:

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           (i)  the willful and continued failure by the Executive substantially to perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Executive's termination for Good Reason); or

           (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise.

For purposes of this Section 3(c), no action or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

           (d) "Disability" shall mean any physical or mental condition which would qualify the Executive for a disability benefit under the Company's long-term disability plan.

           (e) "Continuing Director" shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (1) was a member of the Board of Directors on the date of this Agreement as first written above or (2) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this
     Section 3(e): "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of 20% or more of the shares of common stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any executive benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of common stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

          (f) "Annualized Includable Compensation" shall mean the average annual compensation which was payable by the Company and which was includable in the gross income of the Executive.

4.  Benefits upon Termination under Section 2(b)(iii).
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           (a)  Upon (i) the termination (voluntary or involuntary) of the employment of the Executive under circumstances described in Section 2(b)(iii) above, or (ii) the termination of the employment of the Executive without Cause within 180 days of a Change in Control and in contemplation of such Change in Control, the Executive shall be entitled to receive the benefits specified in this Section 4. The amounts due to the Executive under subparagraphs (i), (ii) and (iii) of this Section 4(a) shall be paid to the Executive not later than one business day prior to the date that the termination of the Executive's

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     employment becomes effective. All benefits to the Executive pursuant to this Section 4 shall be subject to any applicable payroll or other taxes required by law to be withheld.

               (i) The Company shall pay to the Executive any and all amounts earned by the Executive through the date of termination;

               (ii) The Company shall pay to the Executive any and all amounts payable to the Executive pursuant to any standard or general severance policy of the Company;

               (iii) in lieu of any further base salary payments to the Executive for periods subsequent to the date that the termination of the Executive's employment becomes effective, the Company shall pay as severance pay to the Executive a lump-sum cash amount equal to two (2) times the Executive's Annualized Includable Compensation for the Base Period. For the purpose of this paragraph 4(a)(iii), the Base Period shall mean the five most recent taxable years ending before the date on which the Change in Control occurs or such portion of which the Executive was employed by the Company;

               (iv) the Company shall also reimburse the Executive for all legal fees and expenses incurred by the Executive as a result of such termination of employment (including all fees and expenses, if any, incurred by the Executive in seeking to obtain or enforce any right or benefit provided to the Executive by this Agreement whether by arbitration or otherwise);

               (v) the Company shall, at the Executive's request, also pay the costs of health care benefits for Executive and Executive's dependents under the plan in which Executive was enrolled prior to the date of termination or under a plan which provides equal benefits thereto for a period of eighteen (18) months from the date of termination; and

               (vi) any and all contracts, agreements or arrangements between the Company and the Executive prohibiting or restricting the Executive from owning, operating, participating in, or providing employment or consulting services to, any business or company competitive with the Company at any time or during any period after the date the termination of the Executive's employment becomes effective, shall be deemed terminated and of no further force or effect as of the date the termination of the Executive's employment becomes effective, to the extent, but only to the extent, such contracts, agreements or arrangements so prohibit or restrict the Executive; provided that the foregoing provisions shall not constitute a license or right to use any proprietary information of the Company and shall in no way affect any such contracts, agreements or arrangements insofar as they relate to nondisclosure and nonuse of proprietary information of the Company notwithstanding the fact that such nondisclosure and nonuse may prohibit or restrict the Executive in certain competitive activities.

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           (b)  The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise. The amount of any payment or benefit provided in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of any employment by another employer or from any other source.

           (c) In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control of the Company or termination of the Executive's employment (whether payable pursuant to the terms of this Agreement or any other plan, contract, agreement or arrangement with the Company, with any person whose actions result in a Change in Control of the Company or with any person constituting a member of an "affiliated group" as defined in Section 280G(d)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), with the Company or with any person whose actions result in a Change in Control of the Company) (collectively, the "Total Payments") would not be deductible (in whole or in part) by the Company or such other person making such payment or providing such benefit solely as a result of Section 280G of the Code, the amount payable to the Executive pursuant to Section 4(a) hereof shall be reduced until no portion of the Total Payments is not deductible solely as a result of Section 280G of the Code or such amount payable to the Executive pursuant to Section 4(a) is reduced to zero. For purposes of this limitation, (a) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company and acceptable to the Executive does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (such as payments payable pursuant to the Company's standard or general severance policies); (b) the payment pursuant to Section 4(a) shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in the immediately preceding clause (a)) in their entirety constitute reasonable compensation within the meaning of Section 280G(b)(4)(B) of the Code, in the opinion of the tax counsel referred to in the immediately preceding clause (a); and (c) the value of any other non-cash benefit or of any deferred cash payment included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. In case of uncertainty as to whether all or some portion of a payment is or is not payable to the Executive under this Agreement, the Company shall initially make the payment to the Executive, and the Executive agrees to refund to the Company any amounts ultimately determined not to have been payable under the terms hereof.

     5.  Successors and Binding Agreement.
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           (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated the

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     Executive's employment after a Change in Control for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date that the termination of the Executive's employment becomes effective. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets which executes and delivers the agreement provided for in this
     Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

           (b) This Agreement is personal to the Executive, and the Executive may not assign or transfer any part of the Executive's rights or duties hereunder, or any compensation due to the Executive hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

     6.  Arbitration.  Any dispute or controversy arising under or in connection
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with this Agreement shall be settled exclusively by arbitration in the City of
Atlanta, State of Georgia, in accordance with the applicable rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     7.  Modification; Waiver.  No provisions of this Agreement may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     8.  Notice.  All notices, requests, demands and all other communications
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required or permitted by either party to the other party by this Agreement
(including, without limitation, any notice of termination of employment and any notice of intention to arbitrate) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as first written above (directed to the attention of the Board of Directors and Corporate Secretary in the case of the Company). Either party hereto may change its address for purposes of this Section 8 by giving 15 days' prior notice to the other party hereto.

     9.  Severability.  If any term or provision of this Agreement or the
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application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10.  Counterparts.  This Agreement may be executed by facsimile and in
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several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     11.  Governing Law.  This Agreement has been executed and delivered in the
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State of Georgia and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, including all matters of construction, validity and performance, and without taking into consideration the conflict of law provisions of such state.

     12.  Effect of Agreement; Entire Agreement.  The Company and the Executive
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understand and agree that this Agreement is intended to reflect their agreement only with respect to payments and benefits upon termination in certain cases and is not intended to create any obligation on the part of either party to continue employment. To the extent not stated otherwise in this Agreement, this Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof; provided that this Agreement shall not supersede or limit in any way the Executive's rights under any stock option agreements or restricted stock awards or under any benefit plan, program or arrangements in accordance with their terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, all as of the date first written above.

                              NOVOSTE CORPORATION


                              By:
                                 --------------------------------
                              Its:
                                  -------------------------------



                              EXECUTIVE



                              -----------------------------------
                              Name:


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